Exhibit 16.1

EISNER & LUBIN LLP
444 MADISON AVENUE * NEW YORK, N.Y. 10022                     (212) 751-9100
E-Mail: mail@eisnerlubin.com * Web: www.eisnerlubin.com * Fax (212) 750-3262 CERTIFIED PUBLIC ACCOUNTANTS------------------------------------------------


                                                      October 19, 2000

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

                                    Re: Financial Federal Corporation
                                        -----------------------------

Gentlemen:

       We have read the statements that we understand Financial Federal Corporation will include under Item 4 of the Form 8-K report it will file regarding the recent change of auditors. We agree with such statements made regarding our firm. We have no basis to agree or disagree with other statements made under Item 4.


                                           Very truly yours,

                                           /s/ Eisner & Lubin LLP
                                           ----------------------------
                                           CERTIFIED PUBLIC ACCOUNTANTS

MS:hm


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